UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 31, 2012

MINDSPEED TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-31650	01-0616769
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4000 MacArthur Boulevard, East Tower

Newport Beach, California 92660-3095

(Address of Principal Executive Offices) (Zip Code)

(949) 579-3000

(Registrant’s telephone number,

including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 31, 2012, at the 2012 annual meeting of stockholders (the “Annual Meeting”) of Mindspeed Technologies, Inc. (the “Company”), the Company’s stockholders approved an amended and restated Mindspeed Technologies, Inc. Employee Stock Purchase Plan (the “ESPP”), which increases the number of authorized shares reserved for issuance under the ESPP from 500,000 to 1,300,000.

The foregoing description of the amendment to the ESPP is only a summary and is qualified in its entirety by the full text of the ESPP, as amended and restated, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the Company’s stockholders considered three proposals, each of which is described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on December 21, 2011.

The final results of voting on each proposal are as follows:

Proposal 1: Election of two (2) Class III directors each for a term of three (3) years to hold office until the Company’s 2015 annual meeting of stockholders:

	FOR	WITHHELD	BROKER NON-VOTES
Dwight W. Decker	16,809,265	4,090,980	8,741,557
Raouf Y. Halim	17,545,733	3,354,512	8,741,557

Messrs. Decker and Halim, the nominees for Class III directors, were each elected.

Proposal 2: Ratification of the appointment by our audit committee of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2012:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
28,704,290	387,479	550,033	N/A

The foregoing proposal was approved.

Proposal 3: Approval of an amended and restated ESPP:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
20,388,350	439,526	72,369	8,741,557

The foregoing proposal was approved.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description
10.1	Mindspeed Technologies, Inc. Employee Stock Purchase Plan, as amended and restated.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MINDSPEED TECHNOLOGIES, INC.

Date: February 3, 2012	By:	/s/ Stephen N. Ananias
Stephen N. Ananias Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Mindspeed Technologies, Inc. Employee Stock Purchase Plan, as amended and restated.

4